Exhibit 99.2

This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA FROM THE
CONSOLIDATED FINANCIAL STATEMENTS ATTRIBUTABLE TO THE COMPANY

June 30, 2024 (Unaudited)

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA

FROM THE CONSOLIDATED FINANCIAL STATEMENTS

ATTRIBUTABLE TO THE COMPANY

AS OF JUNE 30, 2024
(UNAUDITED)

U.S. DOLLARS IN THOUSANDS

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Special Report in accordance with Regulation 38d

Financial Information and Financial Data from the

Consolidated Financial Statements Attributable to the Company

Below is separate financial information and financial data attributable to the Company from the Group's consolidated financial statements as of June 30, 2024, published as part of the periodic reports ("consolidated financial statements"), presented in accordance with Regulation 38d to the Israeli Securities Regulations (Periodic and Immediate Reports), 1970.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Financial Position Attributable to the Company

	June 30,		December 31,
	2024	2023	2023
	Unaudited		Audited
	U.S. dollars in thousands
ASSETS
NON-CURRENT ASSETS
Investments in investees	$1,000,140	$1,108,130	$1,135,916
Restricted cash	4,536	15,036	6,231
	1,004,676	1,123,166	1,142,147
CURRENT ASSETS
Cash and cash equivalents	18,934	2,356	21,503
Restricted cash	14,273	6,670	28,849
Other assets	—	—	3,655
	33,207	9,026	54,007
Total assets	$1,037,883	$1,132,192	$1,196,154

EQUITY	$654,858	$815,100	$772,166

NON-CURRENT LIABILITIES
Bonds payable, net	262,457	201,334	301,180

CURRENT LIABILITIES
Accounts payable and accrued liabilities	5,357	5,550	6,029
Bonds payable	102,843	100,667	107,241
Other liabilities	—	4,437	—
Due to owner	12,368	5,104	9,538
	120,568	115,758	122,808
Total liabilities	383,025	317,092	423,988
Total equity and liabilities	$1,037,883	$1,132,192	$1,196,154
The accompanying notes are an integral part of the condensed interim financial data.

August 28, 2024	/s/ Michael Allen Bender	/s/ Jodi Kremerman	/s/ Keith David Hall
Date of approval of	Bender, Michael Allen	Kremerman, Jodi	Hall, Keith David
financial statements	Chief Financial Officer	Chairwoman of Board of Directors	Chief Executive Officer

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Profit or Loss Attributable to the Company

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2024	2023	2024	2023	2023
	Unaudited				Audited
	U.S. dollars in thousands

Share of loss from investees, net	$(103,104)	$(154,463)	$(31,263)	$(64,236)	$(157,546)
Advisory fees to affiliate	(5,961)	(5,430)	(2,874)	(2,546)	(11,776)
General and administrative expenses	(1,572)	(3,675)	(967)	(2,144)	(2,039)
Operating loss	(110,637)	(163,568)	(35,104)	(68,926)	(171,361)
Finance expense	(13,470)	(9,183)	(7,222)	(4,547)	(22,897)
Finance income	519	24	211	12	756
Foreign currency transaction gain (loss), net	11,280	(3,553)	7,367	(6,273)	(18,712)
Net loss	$(112,308)	$(176,280)	$(34,748)	$(79,734)	$(212,214)
Total comprehensive loss	$(112,308)	$(176,280)	$(34,748)	$(79,734)	$(212,214)
The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Cash Flows Attributable to the Company

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2024	2023	2024	2023	2023
	Unaudited				Audited
	U.S. dollars in thousands
Cash flows from operating activities
Net loss	$(112,308)	$(176,280)	$(34,748)	$(79,734)	$(212,214)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Share of loss from investees	103,104	154,463	31,263	64,236	157,546
Finance expense	13,470	9,183	7,222	4,547	22,897
Distribution from investees, net	27,576	1,271	13,730	5,856	3,712
Foreign currency transaction adjustments, net	(11,280)	3,553	(7,367)	6,273	18,712
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	81	(54)	(111)	56	(1,709)
Restricted cash for operational expenditures	646	(2,323)	(8,925)	(1,442)	2,105
Due to affiliates	1,680	2,474	184	2,542	6,908
Net cash provided by (used in) operating activities	22,969	(7,713)	1,248	2,334	(2,043)
Cash flows from investing activities
Distributions from (to) investees, net	5,096	17,598	(44,473)	10,655	(15,712)
Payments on foreign currency derivatives, net	(478)	(17,964)	—	(11,712)	(30,209)
Net cash provided by (used in) investing activities	4,618	(366)	(44,473)	(1,057)	(45,921)
Cash flows from financing activities
Proceeds from bonds payable	75,627	—	75,627	—	101,636
Payment on bonds payable	(106,021)	—	—	—	—
Payments of deferred financing costs	(2,334)	—	(2,233)	—	(4,223)
Interest paid	(11,012)	(6,655)	(4,578)	(111)	(20,879)
Release of restricted cash for debt service obligations	16,733	338	(3,823)	193	(18,267)
Distributions to owner	(3,850)	(2,000)	(3,175)	(2,000)	(7,453)
Net cash (used in) provided by financing activities	(30,857)	(8,317)	61,818	(1,918)	50,814
Effect of exchange rate changes on cash and cash equivalents	701	(58)	(44)	(73)	(157)
(Decrease) increase in cash	(2,569)	(16,454)	18,549	(714)	2,693
Cash, beginning of the period	21,503	18,810	385	3,070	18,810
Cash, end of the period	$18,934	$2,356	$18,934	$2,356	$21,503

Supplemental Disclosure of Noncash Activities:
Distribution payable to owner	$2,704	$—	$2,704	$—	$1,750
Asset management fee reimbursement payable to owner	$9,658	$5,103	$9,658	$5,103	$7,047

The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

NOTE 1:    BASIS OF PREPARATION
Separate financial information is prepared in a condensed format as of June 30, 2024 and for the six and three months then ended, in accordance with Regulation 38D of the Securities Regulations (Periodic and Immediate Reports), 1970.
Please refer to the separate financial information in this regard to the financial information on the annual financial statements of the Company as of December 31, 2023 and for the year then ended and the information accompanying notes (hereinafter - the annual consolidated financial statements).
As of June 30, 2024, the Company had a working capital shortfall amounting to $87.4 million, primarily attributed to the debentures principal payment maturing in the year following the date of the statement of financial position. The Company intends to make the debentures principal payment from distribution from investees and there are no limitations on the Company's ability to withdraw funds from the investees. Accordingly, the Company does not view the working capital shortfall as a liquidity problem.

NOTE 2:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD
Series B Bonds
The Series B Bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of June 30, 2024, the Company was in compliance with all covenants under the deed of trust of the Series B Bonds; (i) Consolidated Equity Capital of the Company as of June 30, 2024 was $654.9 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 64%; (iii) the Adjusted NOI was $62.3 million for the trailing twelve months ended June 30, 2024; and (iv) the consolidated scope of projects was $0 as of June 30, 2024.
In January 2024, the Company made the first principal installment payment of 388.1 million Israeli new Shekels (approximately $106.6 million as of January 31, 2024) in connection with the Company’s Series B Bonds. Subsequent to the first installment payment, two additional Series B Bond installments remain, each, due on January 31, 2025 and 2026, respectively.
Series C Bonds
The Series C Bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) and the Loan to Collateral Ratio shall not exceed a rate of 75%. As of June 30, 2024, the Company was in compliance with all covenants under the deed of trust of the Series C Bonds; (i) Consolidated Equity Capital of the Company as of June 30, 2024 was $654.9 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 64%; (iii) and the Loan to Collateral Ratio as of June 30, 2024 was 48%.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

NOTE 2:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (CONTINUED)
Series D Bonds

In April 2024, Pacific Oak SOR BVI issued 288.1 million Israeli new shekels (approximately $76.2 million as of April 24, 2024) of Series D Bonds to Israeli investors pursuant to offerings registered with the Israeli Securities Authority. The Series D Bonds have an effective interest rate of 9.5% and have principal installment payments equal to 33.33% of the face amount due on February 28th from 2027 to 2029.

The Series D Bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million. As of June 30, 2024, the Company was in compliance with all covenants under the deed of trust of the Series D Bonds; (i) Consolidated Equity Capital of the Company as of June 30, 2024 was $654.9 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 64%; (iii) and the Adjusted NOI was $62.3 million for the trailing twelve months ended June 30, 2024.

Dividend Approval

On May 16, 2024, the Company’s board of directors approved a distribution of dividend in the amount of $5.0 million to the owner. As of June 30, 2024, $2.7 million remains to be distributed.

NOTE 3:    SUBSEQUENT EVENT
The Company evaluates subsequent events up until the date the consolidated financial statements are issued.

Series D Bonds Expansion

In August 2024, the Company issued an additional 299.0 million Israeli new shekels (approximately $80.8 million as of August 20, 2024) par value of Series D bonds to Israeli investors pursuant to offerings registered with the Israeli Securities Authority. The additional Series D bonds would be identical in the terms and pari passu to the existing Series D bonds and all proceeds are restricted for the Series B bond payment.

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